Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-156806) of Santarus, Inc.,

(2)	Registration Statement (Form S-3 No. 333-170743) of Santarus, Inc.,

(3)	Registration Statement (Form S-3 No. 333-178034) of Santarus, Inc.,

(4)	Registration Statement (Form S-8 No. 333-114134) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, Santarus, Inc. 1998 Stock Option Plan, and Santarus, Inc. Amended and Restated Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-139574) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan,

(6)	Registration Statement (Form S-8 No. 333-148141) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-156278) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-8 No. 333-163810) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan,

(9)	Registration Statement (Form S-8 No. 333-171259) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan, and

(10)	Registration Statement (Form S-8 No. 333-178520) pertaining to the Santarus, Inc. Amended and Restated 2004 Equity Incentive Award Plan, as amended, and the Santarus, Inc. Amended and Restated Employee Stock Purchase Plan;

of our reports dated March 5, 2012, with respect to the consolidated financial statements and schedule of Santarus, Inc. and the effectiveness of internal control over financial reporting of Santarus, Inc. included in this Annual Report (Form 10-K) of Santarus, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

San Diego, California
March 5, 2012